                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alcan Aluminium Limited of our report dated 11 February 1999 appearing on page 40 of the 1998 Annual Report to Shareholders, which is incorporated by reference in Alcan Aluminium Limited's Annual Report on Form 10-K for the year ended December 31, 1998.





/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Montreal, Canada
October 15, 1999



              COMMENTS BY AUDITORS FOR U. S. READERS ON CANADA AND
                       UNITED STATES REPORTING DIFFERENCES


In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company's financial statements, such as the changes described in Note 3 to the Consolidated Financial Statements. Our report to the shareholders dated 11 February 1999 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditor's report when the change is properly accounted for and adequately disclosed in the financial statements.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Montreal, Canada
October 15, 1999